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Exhibit 10.2

FORM OF
CONTRIBUTION, CONVEYANCE, ASSUMPTION
AND INDEMNIFICATION AGREEMENT

EXCO PARTNERS, LP

i

	4.3	Additional Indemnification by EXCO.	15
	4.4	Limitations Regarding Additional Indemnification by EXCO	16
	4.5	Indemnification by MLP	16
	4.6	Indemnification Procedures.	16
ARTICLE V	RIGHT OF FIRST OFFER		17
	5.1	EXCO Right of First Offer	17
ARTICLE VI	TITLE MATTERS		18
	6.1	Encumbrances.	18
	6.2	Disclaimer of Warranties; Subrogation; Waiver of Bulk Sales Laws.	18
ARTICLE VII	FURTHER ASSURANCES; GOVERNMENTAL CONSENTS; AUTHORIZATION		20
	7.1	Further Assurances	20
	7.2	Other Assurances	20
	7.3	Governmental Consents	20
	7.4	Authorization, Execution and Delivery of this Agreement	20
ARTICLE VIII	POWERS OF ATTORNEY		21
	8.1	Contributing Parties	21
ARTICLE IX	MISCELLANEOUS		21
	9.1	Order of Completion of Transactions	21
	9.2	Consents; Restriction on Assignment	21
	9.3	Costs	22
	9.4	Notices	22
	9.5	Headings; References; Interpretation	23
	9.6	Assignment; Successors and Assigns	23
	9.7	No Third Party Rights	23
	9.8	Counterparts	23
	9.9	Governing Law; Submission to Jurisdiction	23
	9.10	Severability	23
	9.11	Deed; Bill of Sale; Assignment	23
	9.12	Amendment or Modification	23
	9.13	Integration	24
	9.14	Waiver	24
	9.15	Laws and Regulations	24

ii

CONTRIBUTION, CONVEYANCE, ASSUMPTION AND INDEMNIFICATION AGREEMENT

        THIS CONTRIBUTION, CONVEYANCE, ASSUMPTION AND INDEMNIFICATION AGREEMENT, dated as of                        , 2008, is entered into by and among EXCO Resources, Inc., a Texas corporation ("EXCO"), EXCO Appalachia, Inc., a Delaware corporation ("EXCO Appalachia"), EXCO Services, Inc., a Delaware corporation ("EXCO Services"), EXCO Partners GP LP, LLC, a Delaware limited liability company ("GP LP LLC"), EXCO GP Partners, LP, a Delaware limited partnership (the "General Partner"), EXCO Partners, LP, a Delaware limited partnership (the "MLP"), EXCO Partners MLP LP, LLC, a Delaware limited liability company ("MLP LP LLC"), EXCO Partners Operating GP, LLC, a Delaware limited liability company ("OLP GP"), EXCO Partners Operating MLP, LP, a Delaware limited partnership ("OLP"), EXCO USA GP, LLC, a Delaware limited liability company ("USA GP"), EXCO Operating USA, LP, a Delaware limited partnership ("USA"), Winchester Production Company, Ltd., a Texas limited partnership ("Winchester"), EXCO Partners Operating Partnership, LP, a Delaware limited partnership ("EPOP"), North Coast Energy, LLC, a Delaware limited liability company ("North Coast"), North Coast Energy Eastern, LLC, a Delaware limited liability company ("Eastern"), and Power Gas Marketing & Transmission, LLC, a Delaware limited liability company. The foregoing parties hereto are referred to in this Agreement individually as a "Party" and collectively as the "Parties." Each capitalized term used herein that is defined in Section 1.1 shall have the meaning assigned to such term in Section 1.1. Other terms defined herein have the meanings so given them.

RECITALS

        A.    EXCO has caused the General Partner and MLP LP LLC to form MLP pursuant to the Delaware Revised Uniform Limited Partnership Act (the "Delaware Limited Partnership Act"), for the purpose of engaging in any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware Limited Partnership Act.

        B.    In order to accomplish the objectives and purposes in Recital A, the following actions have been taken prior to the date hereof:

  1.
  EXCO formed GP LP LLC under the terms of the Delaware Limited Liability Company Act (the "Delaware LLC Act") and contributed $1,000 in exchange for all of the member interests in GP LP LLC.

  2.
  EXCO formed MLP LP LLC under the terms of the Delaware LLC Act and contributed $1,000 in exchange for all of the member interests in MLP LP LLC.

  3.
  GP LP LLC and MLP LP LLC formed the General Partner under the terms of the Delaware Limited Partnership Act to which GP LP LLC contributed $0.01 and MLP LP LLC contributed $999.99 in exchange for a 0.001% general partner interest and a 99.999% limited partner interest in the General Partner, respectively.

  4.
  The General Partner and MLP LP LLC formed MLP under the terms of the Delaware Limited Partnership Act to which the General Partner contributed $20 and MLP LP LLC contributed $980 in exchange for a 2% general partner interest and a 98% limited partner interest in MLP, respectively.

  5.
  EXCO formed OLP GP under the terms of the Delaware LLC Act and contributed $1,000 in exchange for all of the member interests in OLP GP.

  6.
  OLP GP and EXCO formed OLP under the terms of the Delaware Limited Partnership Act to which OLP GP contributed $0.01 and EXCO contributed $999.99 in exchange for a 0.001% general partner interest and a 99.999% limited partner interest in OLP, respectively.

  7.
  Winchester formed EXCO Winchester MLP, LLC ("Winchester MLP LLC") under the terms of the Delaware LLC Act and contributed $1,000 in exchange for all of the member interests in Winchester MLP LLC.

  8.
  Winchester conveyed all of the assets described on Schedule 2.1 hereto (the "Winchester MLP Assets") to Winchester MLP LLC pursuant to Wellbore Assignments.

  9.
  EPOP formed EPOP MLP, LLC ("EPOP MLP LLC") under the terms of the Delaware LLC Act and contributed $1,000 in exchange for all of the member interests in EPOP MLP LLC.

  10.
  EPOP conveyed all of the assets described on Schedule 2.2 hereto (the "EPOP MLP Assets") to EPOP MLP LLC pursuant to Wellbore Assignments.

  11.
  Winchester distributed its member interests in Winchester MLP LLC (0.001% on behalf of Vaughan) to EPOP.

  12.
  EPOP distributed its member interests in Winchester MLP LLC and EPOP MLP LLC (collectively, the "EPOP Subs") (0.001% on behalf of the general partner of EPOP) to EXCO.

  13.
  EXCO formed EXCO Midcontinent MLP, LLC ("EXCO Midcon MLP LLC") under the terms of the Delaware LLC Act and contributed $1,000 in exchange for all of the member interests in EXCO Midcon MLP LLC.

  14.
  EXCO conveyed all of the assets described on Schedule 2.5 hereto (the "EXCO MLP Assets") to EXCO Midcon MLP LLC pursuant to Wellbore Assignments.

  15.
  EXCO formed EXCO Appalachia under the terms of the Delaware General Corporation Law and contributed $1,000 in exchange for all of the capital stock in EXCO Appalachia.

  16.
  Eastern conveyed its Tennessee and Virginia assets described on Schedule 2.6 hereto (the "Eastern EXCO Assets") to EXCO Appalachia on behalf of North Coast pursuant to the Eastern Assignment Agreement.

  17.
  North Coast conveyed its end user marketing contracts and end user marketing activities described on Schedule 2.7 hereto (the "North Coast Marketing Contracts") to EXCO pursuant to the Gas Marketing Assignment.

  18.
  EXCO formed EXCO Services under the terms of the Delaware General Corporation Law and contributed $1,000 in exchange for all of the capital stock in EXCO Services.

  19.
  EXCO transferred all employees of Eastern and North Coast (the "Subject Employees") to EXCO Services.

  20.
  OLP assumed a revolving credit facility from EXCO by entering into the OLP Credit Agreement as the borrower thereunder.

  21.
  The Administrative Services Agreement, the Master Operating Agreement and the Deep Rights Farmout Agreement have been executed and delivered by the parties thereto concurrently with the execution and delivery of this Agreement and are an integral part of the transactions contemplated hereby.

        Steps 8, 10, 14, 16 and 17 above are referred to collectively as the "Pre-Closing Assignments."

        C.    Concurrently with the consummation of the transactions contemplated hereby, each of the following shall occur:

  1.
  EXCO will convey its interests in the EPOP Subs, North Coast and EXCO Midcon MLP LLC to OLP as a capital contribution (0.001% on behalf of OLP GP and 99.999% on behalf of EXCO).

  2.
  OLP will form USA GP under the terms of the Delaware LLC Act to which OLP will contribute $1,000 in exchange for all of the member interests in USA GP.

  3.
  USA GP and OLP will form USA under the terms of the Delaware Limited Partnership Act to which USA GP will contribute $0.01 and OLP will contribute $999.99 in exchange for a 0.001% general partner interest and a 99.999% limited partner interest in USA, respectively.

  4.
  OLP will cause Winchester MLP LLC, EPOP MLP LLC and EXCO Midcon MLP LLC to merge into USA with USA surviving.

  5.
  EXCO will convey an interest in OLP (the "Interest") to the General Partner (0.001% on behalf of GP LP LLC and 99.999% on behalf of MLP LP LLC) with a value equal to 2% of the equity value of MLP after the closing of the initial public offering of the MLP.

  6.
  The General Partner will convey the Interest to MLP in exchange for (a) a continuation of its 2% general partner interest and (b) the Incentive Distribution Rights.

  7.
  EXCO will convey its limited partner interest in OLP and its member interests in OLP GP to MLP (such interests referred to collectively herein as the "EXCO Aggregate Interests") on behalf of MLP LP LLC in exchange for (a) 72,000,000 common units representing limited partner interests ("Units") with a 48% limited partner interest in MLP, (b) the assumption of the EXCO Revolving Credit Facility Debt and (c) the right to receive the Cash Payment to reimburse EXCO for certain capital expenditures incurred by EXCO in connection with the Assets within two years of the date of this Agreement (the "CapEx Reimbursement").

  8.
  The agreements of limited partnership, the limited liability company agreements, the bylaws and any other governing or organizational documents of the aforementioned entities will be amended and restated to the extent necessary to reflect the applicable matters set forth above and as contained in this Agreement.

NOW, THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the Parties undertake and agree as follows:

ARTICLE I
DEFINITIONS, SCHEDULES; RECORDATION

        1.1    Definitions.    The following capitalized terms have the meanings given below.

        "Acts" means, collectively, the Delaware Limited Partnership Act and the Delaware LLC Act.

        "Administrative Services Agreement" means that certain Administrative Services Agreement dated of even date herewith, by and among EXCO, the General Partner, MLP and the other parties thereto.

        "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

        "Agreement" means this Contribution, Conveyance, Assumption and Indemnification Agreement, as it may be amended, supplemented or modified from time to time.

        "Anadarko Mid-Con Royalty Litigation Losses" means any claims, damages, losses and expenses (including court costs and reasonable attorney's and expert's fees) of any and every kind or character, known or unknown, fixed or contingent, suffered or incurred by the Partnership Group at or before the Effective Time (provided that EXCO shall continue to be liable for, and continue to pay, fees and costs incurred after the Effective Time in respect of the defense of such litigation) by reason of or arising out of events or conditions that gave rise to the claims asserted in any of the following cases: (i) the royalty Qui Tam suit styled United States ex rel. Little and Morris v. ENI Petroleum, et al; (ii) the royalty class action suit styled Greghol Limited Partnership v. Oryx Energy Co., et al; (iii) the royalty class action suit styled Ivan Simmons, et al v. Anadarko Petroleum Corporation; and (iv) the royalty Qui Tam suit styled United States ex rel. Harold (Gene) Wright v. Agip Petroleum Co., et al and any and all claims or legal proceedings arising out of or relating to substantially the same facts and circumstances as those that are the subject, in whole or in part, of any such legal proceedings.

        "Assets" has the meaning assigned to such term in Section 6.1(a).

        "Beneficial Owner" has the meaning assigned to such term in Section 9.2.

        "CapEx Reimbursement" has the meaning assigned to such term in Item 7 of Recital C to this Agreement.

        "Cash Payment" means an amount in cash equal to the positive difference, if any, between $1.0 billion and the EXCO Revolving Credit Facility Debt.

        "Closing Assignments and Assumptions" means the documents or instruments necessary to effect the actions described in Items 1, 4, 5, 6 and 7 of Recital C to this Agreement and the assumptions in Article III to this Agreement.

        "Conflicts Committee" is defined in the Partnership Agreement.

        "Consents" means all authorizations, consents, concessions, orders or approvals of, or registrations, declarations, grants, exemptions, waivers, licenses, permits or filings with, or expiration of waiting periods imposed by, any Governmental Authority.

        "Contributing Party" has the meaning assigned to such term in Section 8.1.

        "Covered Environmental Losses" is defined in Section 4.1.

        "Covered Transfer Losses" is defined in Section 4.3(a).

        "Deep Rights Farmout Agreement" means that certain North Coast-EXCO Deep Rights Farmout Agreement of even date herewith, between North Coast and EXCO Appalachia.

        "Defensible Title" means such ownership by the Partnership Group in each well included in the Assets that, subject to and except for the Permitted Encumbrances:

          (a)   entitles the Partnership Group to receive not less than the percentage set forth in the EXCO Well Schedule as the Net Revenue Interest or NRI of all hydrocarbons produced, saved and marketed from such well, all without reduction, suspension or termination of such interest throughout the productive life of such well, except as specifically set forth in the EXCO Well Schedule;

          (b)   obligates the Partnership Group to bear not greater than the percentage set forth in the EXCO Well Schedule as the Working Interest or WI of the costs and expenses relating to the maintenance, development and operation of such well, all without increase throughout the productive life of such well, except as specifically set forth in the EXCO Well Schedule and without a proportionate increase in corresponding Net Revenue Interest or NRI for such well; and

          (c)   is free and clear of all liens and encumbrances.

        "Delaware LLC Act" has the meaning assigned to such term in Item 1 of Recital B to this Agreement.

        "Delaware Limited Partnership Act" has the meaning assigned to such term in Recital A to this Agreement.

        "Eastern" has the meaning assigned to such term in the first paragraph of this Agreement.

        "Eastern Assignment Agreement" means that certain [Assignment Agreement] between Eastern and EXCO Appalachia dated                                    , 2007.

        "Eastern EXCO Assets" has the meaning assigned to such term in Item 16 of Recital B of this Agreement.

        "Eastern EXCO Liabilities" means all obligations and liabilities associated with or arising from the ownership or operation of the Eastern EXCO Assets after the Effective Time.

        "Effective Date" means the closing date of the initial public offering of the MLP.

        "Effective Time" means 7:00 a.m. (local Dallas, Texas time) on the Effective Date.

        "Environmental Laws" means all Laws, each as in effect on the Effective Date, relating to protection of the environment including the federal Comprehensive Environmental Response, Compensation, and Liability Act, the Superfund Amendments Reauthorization Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Oil Pollution Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act and other environmental conservation and protection laws.

        "EPOP" has the meaning assigned to such term in the first paragraph of this Agreement.

        "EPOP MLP Assets" has the meaning assigned to such term in Item 10 of Recital B to this Agreement.

        "EPOP MLP Liabilities" means any and all obligations and liabilities associated with or arising from the ownership or operation of the EPOP MLP Assets after the Effective Time.

        "EPOP MLP LLC" has the meaning assigned to such term in Item 9 of Recital B to this Agreement.

        "EPOP Subs" has the meaning assigned to such term in Item 12 of Recital B to this Agreement.

        "EXCO" has the meaning assigned to such term in the first paragraph of this Agreement.

        "EXCO Aggregate Interests" has the meaning assigned to such term in Item 7 of Recital C to this Agreement.

        "EXCO Appalachia" has the meaning assigned to such term in the first paragraph of this Agreement.

        "EXCO Group" means EXCO and all of its direct and indirect Subsidiaries (other than any Partnership Group Member).

        "EXCO Midcon MLP LLC" has the meaning assigned to such term in Item 13 of Recital B to this Agreement.

        "EXCO MLP Assets" has the meaning assigned to such term in Item 14 of Recital B to this Agreement.

        "EXCO MLP Liabilities" means any and all obligations and liabilities associated with or arising from the ownership or operation of the EXCO MLP Assets after the Effective Time.

        "EXCO Negotiation Period" has the meaning assigned to such term in Section 5.1(b).

        "EXCO Revolving Credit Facility Debt" means the aggregate indebtedness outstanding under the OLP Credit Agreement immediately before the Effective Time.

        "EXCO Services" has the meaning assigned to such term in the first paragraph of this Agreement.

        "EXCO Subject Assets" means any and all oil and gas leasehold interests, mineral fee interests, royalty interests, overriding royalty interests and any similar interests now owned or hereafter acquired or developed by any Partnership Group Member and any interests in related oil or natural gas gathering or pipeline or similar midstream assets and related easements and rights-of-way now owned or hereafter acquired or constructed by or on behalf of any Partnership Group Member and any other property or assets operationally related to the foregoing assets.

        "EXCO Well Schedule" means the schedule of oil and natural gas wells and related working interests and net revenue interests attached to this Agreement as Schedule 3.

        "Gas Marketing Assignment" means that certain instrument of assignment, dated as of                                    , 2007, between North Coast and EXCO Appalachia.

        "General Partner" has the meaning assigned to such term in the first paragraph of this Agreement.

        "Governmental Authority" means any court or tribunal in any jurisdiction or any federal, state, tribal, municipal or local government or other governmental body, agency, authority, department, commission, board, bureau, instrumentality, arbitrator or arbitral body or any quasi-governmental or private body lawfully exercising any regulatory or taxing authority.

        "GP LP LLC" has the meaning assigned to such term in the first paragraph of this Agreement.

        "Hazardous Substance" means (a) any substance that is designated, defined or classified as a hazardous waste, hazardous material, pollutant, contaminant or toxic or hazardous substance, or that is otherwise regulated under any Environmental Law, including any hazardous substance as such term is defined under the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, and (b) petroleum, petroleum products, crude oil, gasoline, natural gas, fuel oil, motor oil, waste oil, diesel fuel, jet fuel and other petroleum hydrocarbons whether refined or unrefined and (c) asbestos, whether in a friable or a non-friable condition, and polychlorinated biphenyls.

        "Incentive Distribution Rights" is defined in the Partnership Agreement.

        "Indemnified Party" means either the Partnership Group or the EXCO Group, as the case may be, each in its capacity as a party entitled to indemnification in accordance with Article IV.

        "Indemnifying Party" means either MLP or EXCO, as the case may be, each in its capacity as a party from whom indemnification may be required in accordance with Article IV.

        "Interest" has the meaning assigned to such term in Item 5 of the Recital C to this Agreement.

        "Laws" means any applicable statute, common law, rule, regulation, judgment, order, ordinance, writ, injunction, decree, permit, license or authorization issued or promulgated by any Governmental Authority.

        "Limited Partners" is defined in the Partnership Agreement.

        "Master Operating Agreement" means that certain Master Operating Agreement of even date herewith, among EXCO, MLP and the other parties thereto.

        "Merger Agreement" means that certain Agreement and Plan of Merger, dated as of                                    , 2007, among Winchester MLP LLC, EPOP MLP LLC, EXCO Midcon MLP LLC and USA.

        "MLP" has the meaning assigned to such term in the first paragraph of this Agreement.

        "MLP LP LLC" has the meaning assigned to such term in the first paragraph of this Agreement.

        "North Coast" has the meaning assigned to such term in the first paragraph of this Agreement.

        "North Coast Marketing Contracts" has the meaning assigned to such term in Item 17 of Recital B of this Agreement.

        "North Coast Marketing Liabilities" means any and all obligations and liabilities associated with or arising from the ownership or operation of the North Coast Marketing Contracts.

        "North Coast Royalty Owner Litigation Losses" means any claims, damages, losses and expenses (including court costs and reasonable attorney's and expert's fees) of any and every kind or character, known or unknown, fixed or contingent, suffered or incurred by the Partnership Group at or before the Effective Time (provided that EXCO shall continue to be liable for, and continue to pay, fees and costs incurred after the Effective Time in respect of the defense of such litigation) by reason of or arising out of events or conditions that gave rise to the claims asserted in the putative royalty owner class action styled PRC Holdings, LLC, et al. v. North Coast Energy, Inc. filed on October 11, 2006 and any and all claims or legal proceedings arising out of or relating to substantially the same facts and circumstances as those that are the subject, in whole or in part, of such legal proceeding.

        "OLP" has the meaning assigned to such term in the first paragraph of this Agreement.

        "OLP Credit Agreement" means that certain Third Amended and Restated Credit Agreement amended as of [                                    , 200            ] among OLP, as borrower, certain subsidiaries of OLP, as guarantors, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders and parties thereto, as the same may be amended from time to time.

        "OLP GP" has the meaning assigned to such term in the first paragraph of this Agreement.

        "Other Losses" is defined in 4.3(a).

        "Partnership Agreement" means the Agreement of Limited Partnership of MLP, dated as of                                    , 2008, as the same may be amended or restated from time to time.

        "Partnership Disposing Party" has the meaning assigned to such term in Section 5.1.

        "Partnership Disposing Party Offer" has the meaning assigned to such term in Section 5.1(a).

        "Partnership Group" has the meaning given to such term in the Partnership Agreement, giving effect to the transactions contemplated by Article II of this Agreement.

        "Partnership Group Member" means a member of the Partnership Group.

        "Partnership Offer" has the meaning assigned to such term in Section 5.1(d).

        "Partnership Offer Date" has the meaning assigned to such term in Section 5.1(d).

        "Partnership Third Party Transferee" has the meaning assigned to such term in Section 5.1(d).

        "Party" and "Parties" have the meanings assigned to such terms in the first paragraph of this Agreement.

        "Permitted Encumbrances" shall mean any of the following matters to the extent the same are valid and subsisting and affect the Assets:

          (a)   any (i) undetermined or inchoate liens or charges constituting or securing the payment of expenses not yet delinquent that were incurred incidental to the maintenance, development, production or operation of the Assets or for the purpose of developing, producing or processing hydrocarbons therefrom or therein, and (ii) materialman's, mechanics', repairman's, employees', contractors', operators' liens or other similar liens or charges for liquidated amounts not yet delinquent arising in the ordinary course of business;

          (b)   any liens for taxes and assessments not yet delinquent or, if delinquent, that are being contested in good faith in the ordinary course of business and for which EXCO has agreed to indemnify the Partnership Group in this Agreement;

          (c)   the terms, conditions, restrictions, exceptions, reservations, limitations and other matters contained in (including any liens or security interests created by Law or reserved in oil and gas leases for royalty, bonus or rental, or created to secure compliance with the terms of) the contracts, agreements, instruments, documents and other matters described or referred to in any Exhibit or Schedule to this Agreement or that create or reserve to the EXCO Group its interest in the Assets; provided, that, such matters (i) do not operate to (A) reduce the Net Revenue Interest or NRI in any well below the Net Revenue Interest or NRI reflected in the EXCO Well Schedule, (B) increase the share of costs and expenses of the maintenance, development or operation of any well above the Working Interest or WI reflected in the EXCO Well Schedule, unless there is a proportionate increase in the corresponding Net Revenue Interest or NRI for such well or (C) materially adversely affect or impair the ownership, use or operation of such Assets as they are currently owned, used or operated;

          (d)   any obligations or duties affecting the Assets to any Governmental Authority with respect to any franchise, grant, license or permit, and all applicable Laws;

          (e)   any (i) easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations, pipelines, grazing, hunting, lodging, canals, ditches, reservoirs or the like, and (ii) easements for streets, alleys, highways, pipelines, telephone lines, power lines, railways and other similar rights-of-way that do not materially adversely affect or impair the ownership, use or operation of such Assets as they are currently owned, used or operated;

          (f)    all royalties, overriding royalties, net profits interests, carried interests, production payments, reversionary interests and other burdens on or deductions from the proceeds of production of hydrocarbons created or in existence as of the Effective Date, whether recorded or unrecorded, that do not operate to reduce the Net Revenue Interest or NRI for any well below the Net Revenue Interest or NRI set forth in the EXCO Well Schedule, or increase the Working Interest or WI for any well above the Working Interest or WI set forth in the EXCO Well Schedule without a proportionate increase in the corresponding Net Revenue Interest for such well;

          (g)   all payments held in suspense as of the Effective Date that relate to royalties, overriding royalties, net profits interests, carried interests, production payments, reversionary interests and other burdens on or deductions from the proceeds of production of hydrocarbons;

          (h)   all rights to consent by, required notices to, filings with, or other actions by Governmental Authorities in connection with the direct or indirect sale, transfer or conveyance of the Assets that are customarily obtained subsequent to such sale or conveyance;

          (i)    production sales contracts; division orders; contracts for sale, purchase, exchange, refining or processing of hydrocarbons; unitization and pooling designations, declarations, orders and agreements; operating agreements; agreements of development; area of mutual interest agreements; gas balancing or deferred production agreements; processing agreements; plant agreements; pipeline, gathering and transportation agreements; injection, repressuring and recycling agreements; water or other disposal agreements; seismic or geophysical permits or agreements; and any and all other agreements that are ordinary and customary to the oil, gas and other mineral exploration, development, processing or extraction business or in the business of processing of gas and gas condensate production for the extraction of products therefrom;

  provided, that, such matters (i) do not operate to (A) reduce the Net Revenue Interest or NRI in any well below the Net Revenue Interest or NRI reflected in the EXCO Well Schedule, (B) increase the share of costs and expenses of the maintenance, development or operation of any well above the Working Interest or WI reflected in the EXCO Well Schedule, unless there is a proportionate increase in the corresponding Net Revenue Interest or NRI for such well or (C) materially adversely affect or impair the ownership, use or operation of such Assets as they are currently owned, used or operated;

          (j)    all defects and irregularities affecting the Assets which individually or in the aggregate (i) do not operate to (A) reduce the Net Revenue Interest or NRI in any well below the Net Revenue Interest or NRI reflected in the EXCO Well Schedule, (B) increase the share of costs and expenses of the maintenance, development or operation of any well above the Working Interest or WI reflected in the EXCO Well Schedule, unless there is a proportionate increase in the corresponding Net Revenue Interest or NRI for such well or (C) materially adversely affect or impair the ownership, use or operation of such Assets as they are currently owned, used or operated;

          (k)   rights reserved to or vested in any Governmental Authority to control or regulate any of the leases or units included in the Assets and the applicable Laws, rules, and regulations of any such Governmental Authority;

          (l)    conventional rights of reassignment arising upon decision to surrender or abandon an interest;

          (m)  liens related to the OLP Credit Agreement; and

          (n)   transfer restrictions, preferential purchase rights, consent requirements, area of mutual interest provisions, "maintenance of uniform interest" provisions and similar contractual provisions affecting such Assets.

        "Person" means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, or Government Authority.

        "Pre-Closing Assignments" has the meaning assigned to such term in Recital B to this Agreement.

        "Receiving Party" has the meaning assigned to such term in Section 8.1.

        "Restriction" has the meaning assigned to such term in Section 9.2.

        "Restricted Asset" has the meaning assigned to such term in Section 9.2.

        "Retained Assets" means the assets and investments owned by the EXCO Group that were not Transferred to the Partnership Group pursuant to this Agreement and the replacements and natural extensions thereof.

        "Specific Conveyances" has the meaning assigned to such term in Section 2.17.

        "Subject Employee Liabilities" means all obligations and liabilities associated with or arising from the employment of the Subject Employees by Eastern, North Coast or EXCO Services.

        "Subject Employees" has the meaning assigned to such term in Item 19 of Recital B to this Agreement.

        "Subsidiary" means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) or limited liability company in which such

Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership or member of such limited liability company, but only if more than 50% of the partnership interests of such partnership or membership interests of such limited liability company (considering all of the partnership interests or membership interests as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation, a partnership or a limited liability company) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

        "Suspense Liabilities" means all obligations and liabilities associated with or arising from the retention of the Suspense Payments.

        "Suspense Payments" means all payments held in suspense as of the Effective Date that relate to royalties, overriding royalties, net profits interests, carried interests, production payments, reversionary interests or other burdens on or deductions from the proceeds of production of hydrocarbons from the Assets.

        "Transfer" including the correlative terms "Transferring" or "Transferred" means any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition (whether voluntary, involuntary or by operation of law) of the Assets, any assets, property or rights; provided, however, that the term "Transfer" shall not apply to any transfer, assignment, sale or other disposition in connection with the exercise of any right or remedy contemplated by the OLP Credit Agreement.

        "Units" has the meaning assigned to such term in Item 7 of Recital C to this Agreement.

        "USA" has the meaning assigned to such term in the first paragraph of this Agreement.

        "USA GP" has the meaning assigned to such term in the first paragraph of this Agreement.

        "Vaughan" means Vaughan DE, LLC, a Delaware limited liability company and the sole general partner of Winchester.

        "Voluntary Cleanup Program" means a program of the United States of America or a state of the United States of America enacted pursuant to Environmental Laws that provides for a mechanism for the written approval of, or authorization to conduct, voluntary remedial action for the clean-up, removal or remediation of contamination that exceeds actionable levels established pursuant to Environmental Laws.

        "Wellbore Assignments" means instruments, each of which is substantially in the form attached hereto as Exhibit A, that convey working interests in identified producing wells.

        "Winchester" has the meaning assigned to such term in the first paragraph of this Agreement.

        "Winchester MLP Assets" has the meaning assigned to such term in Item 8 of Recital B to this Agreement.

        "Winchester MLP Liabilities" means any and all obligations and liabilities associated with or arising from the ownership or operation of the Winchester MLP Assets after the Effective Time.

        "Winchester MLP LLC" has the meaning assigned to such term in Item 7 of Recital B to this Agreement.

        1.2    Schedules.    The following Schedules are attached hereto:

    Schedule 2.1—List of Winchester MLP Assets
    Schedule 2.2—List of EPOP MLP Assets
    Schedule 2.5—List of EXCO MLP Assets
    Schedule 2.6—List of Eastern EXCO Assets
    Schedule 2.7—List of North Coast Marketing Contracts
    Schedule 3—EXCO Well Schedule

        1.3    Recordation of Evidence of Ownership of Assets.    In connection with the conversions and mergers under the applicable Acts, the Parties acknowledge that certain jurisdictions in which the Assets of the applicable Parties to such conversions and mergers are located may require that documents be recorded by the entities resulting from such conversions and mergers in order to evidence title to Assets in such entities. All such documents shall evidence such new ownership and are not intended to modify, and shall not modify, any of the terms, covenants and conditions herein set forth.

ARTICLE II
CONTRIBUTIONS, DISTRIBUTIONS,
CONVERSIONS, REPRESENTATIONS AND WARRANTIES

        2.1    Conveyance by Winchester to Winchester MLP LLC of the Winchester MLP Assets.    EXCO hereby represents and warrants to the other Parties hereto that Winchester has granted, contributed, transferred, assigned and conveyed to Winchester MLP LLC, its successors and assigns, for its and their own use forever, all interest of Winchester in and to all of the Winchester MLP Assets, and Winchester MLP LLC has accepted the Winchester MLP Assets pursuant to Wellbore Assignments.

        2.2    Conveyance by EPOP to EPOP MLP LLC of the EPOP MLP Assets.    EXCO hereby represents and warrants to the other Parties hereto that EPOP has granted, contributed, transferred, assigned and conveyed to EPOP MLP LLC, its successors and assigns, for its and their own use forever, all interest of EPOP in and to the EPOP MLP Assets, and EPOP MLP LLC has accepted the EPOP MLP Assets pursuant to Wellbore Assignments.

        2.3    Distribution by Winchester to EPOP of Interest in Winchester MLP LLC.    EXCO hereby represents and warrants to the other Parties hereto that Winchester has distributed, granted, contributed, transferred, assigned and conveyed to EPOP, its successors and assigns, for its and their own use forever, all of Winchester's interest in and to its member interests in Winchester MLP LLC, and EPOP has accepted such member interests as a distribution, 0.001% of such distribution, grant, contribution, transfer, assignment and conveyance having been made on behalf of Vaughan and 99.999% of such distribution, grant, contribution, transfer, assignment and conveyance having been made on behalf of Winchester.

        2.4    Distribution by EPOP to EXCO of interest in EPOP Subs.    EXCO hereby represents and warrants to the other Parties hereto that EPOP has distributed, granted, contributed, transferred, assigned and conveyed to EXCO, its successors and assigns, for its and their own use forever, all of EPOP's interest in and to its member interests in the EPOP Subs, and EXCO has accepted such member interests as a distribution, 0.001% of such distribution, grant, contribution, transfer, assignment and conveyance having been made on behalf of the general partner of EPOP and 99.999% of such distribution, grant, contribution, transfer, assignment and conveyance having been made on behalf of EPOP.

        2.5    Conveyance by EXCO to EXCO Midcon MLP LLC of the EXCO MLP Assets.    EXCO hereby represents and warrants to the other Parties hereto that EXCO has granted, contributed, transferred, assigned and conveyed to EXCO Midcon MLP LLC, its successors and assigns, for its and their own use forever, all interest of EXCO in and to all of the EXCO MLP Assets, and EXCO Midcon MLP LLC has accepted the EXCO MLP Assets pursuant to Wellbore Assignments.

        2.6    Conveyance by Eastern to EXCO Appalachia of the Eastern EXCO Assets.    Eastern, EXCO and EXCO Appalachia hereby represent and warrant to the other Parties hereto that Eastern has granted, contributed, transferred, assigned and conveyed to EXCO Appalachia, its successors and assigns, for its and their own use forever, all interest of Eastern in and to all of the Eastern EXCO Assets, and EXCO Appalachia has accepted the Eastern EXCO Assets pursuant to the Eastern Assignment Agreement.

        2.7    Conveyance by North Coast to EXCO of the North Coast Marketing Contracts.    North Coast and EXCO hereby represent and warrant to the other Parties hereto that North Coast has granted, contributed, transferred, assigned and conveyed to EXCO, its successors and assigns, for its and their own use forever, all interest of North Coast in and to all of the North Coast Marketing Contracts, and EXCO has accepted the North Coast Marketing Contracts pursuant to the Gas Marketing Assignment.

        2.8    Transfer by Eastern and North Coast to EXCO Services of the Subject Employees.    EXCO and EXCO Services hereby represent and warrant to the other Parties hereto that Eastern and North Coast have transferred the Subject Employees to EXCO Services.

        2.9    Formation of USA GP.    EXCO represents and warrants to the other Parties hereto that OLP has formed USA GP under the terms of the Delaware LLC Act, and has contributed $1,000 in exchange for all of the member interests in USA GP.

        2.10    Formation of USA.    EXCO represents and warrants to the other Parties hereto that USA GP and OLP have formed USA under the terms of the Delaware Limited Partnership Act, and USA GP has contributed $0.01 and OLP has contributed $999.99 in exchange for a 0.001% general partner interest and a 99.999% limited partner interest in USA, respectively.

        2.11    Contribution and Conveyance by EXCO to OLP of the EPOP Subs, North Coast and EXCO Midcon MLP LLC.    EXCO hereby grants, contributes, transfers, assigns and conveys to OLP, its successors and assigns, for its and their own use forever, all of EXCO's interest in and to its member interests in the EPOP Subs, North Coast and EXCO Midcon MLP LLC, and OLP hereby accepts such member interests as an additional contribution to the capital of OLP, 0.001% of such grant, contribution, transfer, assignment and conveyance being made on behalf of OLP GP and 99.999% of such grant, contribution, transfer, assignment and conveyance being made on behalf of EXCO.

        2.12    Merger of Winchester MLP LLC, EPOP MLP LLC and EXCO Midcon MLP LLC into USA.    The Parties represent and warrant that on the date hereof, each of Winchester MLP LLC, EPOP MLP LLC and EXCO Midcon MLP LLC has merged with and into USA pursuant to the Merger Agreement, with USA being the surviving entity in the merger.

        2.13    Contribution by EXCO to the General Partner of the Interest in OLP.    EXCO hereby grants, contributes, transfers, assigns and conveys to the General Partner, its successors and assigns, for its and their own use forever, all of EXCO's interest in and to the Interest, and the General Partner hereby accepts the Interest as an additional contribution to the capital of the General Partner, 0.001% of such grant, contribution, transfer, assignment and conveyance being made on behalf of GP LP LLC and 99.999% of such grant, contribution, transfer, assignment and conveyance being made on behalf of MLP LP LLC.

        2.14    Contribution by the General Partner to MLP of the Interest in OLP.    The General Partner hereby grants, contributes, transfers, assigns and conveys to MLP, its successors and assigns, for its and their own use forever, all of the General Partner's interest in and to the Interest, and MLP hereby accepts the Interest in exchange for (a) a continuation of its 2% general partner interest and (b) the Incentive Distribution Rights.

        2.15    Contribution by EXCO to MLP of the EXCO Aggregate Interests.    EXCO hereby grants, contributes, transfers, assigns and conveys to MLP, its successors and assigns, for its and their own use forever, all of EXCO's interest in and to the EXCO Aggregate Interests in exchange for (a) 72,000,000 Units representing a 48% limited partner interest in MLP, (b) the assumption by the MLP of the EXCO Revolving Credit Facility Debt, (c) the Cash Payment and (d) other good and valuable consideration, the sufficiency of which is hereby acknowledged, and MLP hereby accepts such EXCO Aggregate Interests as a contribution to the capital of MLP.

        2.16    Distribution by MLP of Cash Payment to EXCO to Satisfy the CapEx Reimbursement.    The Parties acknowledge that MLP has distributed the Cash Payment to EXCO to satisfy the CapEx Reimbursement. EXCO hereby acknowledges receipt of the Cash Payment from MLP in full satisfaction of the CapEx Reimbursement.

        2.17    Specific Conveyances.    To evidence the Pre-Closing Assignments, each assignor making such assignment has executed and delivered to the assignee certain conveyance, assignment and bill of sale instruments (the "Specific Conveyances"). The Specific Conveyances shall evidence and perfect such assignment and this Agreement shall not constitute a second assignment or conveyance of any such assets or interests therein. Notwithstanding the foregoing, if any provision in the Specific Conveyances conflicts with any of the provisions of this Agreement, the provisions of this Agreement shall control.

ARTICLE III
ASSUMPTION OF CERTAIN LIABILITIES

        3.1    Assumption of Eastern EXCO Liabilities by EXCO Appalachia.    In connection with the conveyance by Eastern of Eastern EXCO Assets to EXCO Appalachia as described in Section 2.6, EXCO Appalachia hereby assumes and agrees to duly and timely pay, perform and discharge all of the Eastern EXCO Liabilities.

        3.2    Assumption of North Coast Marketing Liabilities by EXCO.    In connection with the conveyance by North Coast of the North Coast Marketing Contracts to EXCO as described in Section 2.7, EXCO hereby assumes and agrees to duly and timely pay, perform and discharge all of the North Coast Marketing Liabilities.

        3.3    Assumption of Subject Employee Liabilities by EXCO.    In connection with the transfer by Eastern and North Coast of the Subject Employees to EXCO Services as described in Section 2.8, EXCO Services hereby assumes and agrees to duly and timely pay, perform and discharge all of the Subject Employee Liabilities.

        3.4    Assumption of Winchester MLP Liabilities by OLP.    In connection with the contribution by EXCO of the EPOP Subs to OLP as described in Section 2.11, OLP hereby assumes and agrees to duly and timely pay, perform and discharge all of the Winchester MLP Liabilities.

        3.5    Assumption of EPOP MLP Liabilities by OLP.    In connection with the contribution by EXCO of the EPOP Subs to OLP as described in Section 2.11, OLP hereby assumes and agrees to duly and timely pay, perform and discharge all of the EPOP MLP Liabilities.

        3.6    Assumption of EXCO MLP Liabilities by OLP.    In connection with the contribution by EXCO of EXCO Midcon MLP LLC to OLP, as described in Section 2.11, OLP hereby assumes and agrees to duly and timely pay, perform and discharge all of the EXCO MLP Liabilities.

        3.7    Assumption of Suspense Liabilities by EXCO.    In connection with the retention of the Suspense Payments by certain members of the EXCO Group, EXCO hereby assumes all of the Suspense Liabilities and agrees to discharge them as appropriate in the normal course of business.

        3.8    General Provisions Relating to Assumption of Liabilities.    Notwithstanding anything to the contrary contained in this Agreement including, without limitation, the terms and provisions of this Article III, none of the Parties shall be deemed to have assumed, and none of the Assets have been or are being contributed subject to, any liens or security interests securing consensual indebtedness covering any of the Assets, except to the extent set forth on a schedule to this Agreement or pursuant to the OLP Credit Agreement, and all such liens and security interests shall be deemed to be excluded from the assumptions of liabilities made under this Article III, and all such liabilities and obligations shall be deemed to be excluded from the assumptions of liabilities made under this Article III.

ARTICLE IV
INDEMNIFICATION

        4.1    Environmental Indemnification by EXCO.

          (a)   Subject to Section 4.2, EXCO shall indemnify, defend and hold harmless the Partnership Group from and against any and all losses, liabilities, claims, obligations, deficiencies, demands, judgments, damages, interest, fines, penalties, suits, actions, causes of action, assessments, awards, costs and expenses (including court costs and reasonable attorney's and expert's fees) of any and every kind or character, known or unknown, fixed or contingent, suffered or incurred by the Partnership Group by reason of or arising out of:

            (i)    any violation of applicable Environmental Laws associated with the ownership or operation of the Assets; or

            (ii)   any adverse environmental event or condition associated with ownership or operation of the Assets (including the presence of Hazardous Substances on, under, about or migrating from the Assets or the disposal or release of Hazardous Substances generated by operation of the Assets at non Asset locations) including (A) the cost and expense of any investigation, assessment, evaluation, monitoring, containment, cleanup, repair, restoration, remediation, or other corrective action required or necessary under Environmental Laws or to satisfy any applicable Voluntary Cleanup Program, (B) the cost or expense of the preparation and implementation of any closure, remedial, corrective action or other plans required or necessary under Environmental Laws or to satisfy any applicable Voluntary Cleanup Program and (C) the cost and expense for any environmental or toxic tort pre trial, trial, or appellate legal or litigation support work;

  but only to the extent that such violation complained of under Section 4.1(a)(i) or such events or conditions included under Section 4.1(a)(ii) occurred or existed at or before the Effective Time (collectively, "Covered Environmental Losses"). Covered Environmental Losses shall not include any claim, loss or expense arising from or related to the plugging and abandonment of wells associated with the Assets upon the determination that such well or wells have reached its or their useful economic life or are otherwise required by applicable Law to be plugged and abandoned. The term "plugging and abandonment" as used herein shall mean all plugging, replugging, and abandonment associated with the Assets, or any portion thereof, and including all plugging and abandonment, associated removal, disposal or restoration of the surface, site clearance and disposal of the wells, structures and personal property located on or associated with the Assets, the removal or capping, purging and burying of all associated flowlines, the recontouring of the surface in accordance with applicable laws or the terms and conditions of applicable leases, licenses, franchises or contracts, site clearance and any disposal of related waste materials or Hazardous Substances of the type ordinarily encountered in oil and gas operations.

          (b)   Except for EXCO's obligation with respect to claims for Covered Environmental Losses made before the third anniversary of the Effective Date, which obligation shall not terminate, all indemnification obligations in this Section 4.1 shall terminate on the third anniversary of the Effective Date.

        4.2    Limitations Regarding Environmental Indemnification.    The aggregate liability of EXCO in respect of all Covered Environmental Losses under Section 4.1 shall not exceed $20,000,000 and EXCO shall not have any obligation under Section 4.1 until such Covered Environmental Losses exceed $1,000,000 in the aggregate, in which case such obligation shall extend to the first dollar of such Covered Environmental Losses. Notwithstanding anything herein to the contrary, in no event shall EXCO have any indemnification obligations under Section 4.1 for claims made as a result of additions to or modifications of Environmental Laws promulgated after the Effective Time.

        4.3    Additional Indemnification by EXCO.

          (a)   In addition to and not in limitation of the indemnification provided under Section 4.1, and subject to Section 4.4, EXCO shall indemnify, defend and hold harmless the Partnership Group from and against any claims, losses and expenses (including court costs and reasonable attorney's and expert's fees) of any and every kind or character, known or unknown, fixed or contingent, suffered or incurred by the Partnership Group ("Other Losses") by reason of or arising out of (i) the failure of the applicable Partnership Group Member to have Defensible Title to any wells included in the Assets, (ii) the breach of any transfer restriction, preferential purchase right, consent right, area of mutual interest provision, "maintenance of uniform interest" provision and similar contractual provision in any operating agreement burdening the Assets, which breach results from the Transfer of the Assets by the EXCO Group to the Partnership Group (the "Covered Transfer Losses"), (iii) the failure of the applicable Partnership Group Member to have defensible title to the Assets, other than any wells included in the Assets, free and clear of all liens and encumbrances except for Permitted Encumbrances and other encumbrances that do not materially adversely affect the value of the Assets or the ability of the Partnership Group to operate the Assets in substantially the same manner as they were operated immediately prior to the Effective Time, (iv) events and conditions associated with the ownership or operation of the Assets and occurring at or before the Effective Time, including any North Coast Royalty Owner Litigation Losses and any Anadarko Mid-Con Royalty Litigation Losses, (other than Covered Environmental Losses, which are provided for under Section 4.1), (v) events and conditions associated with the Retained Assets whether occurring before or after the Effective Time, (vi) the breach of this Agreement or of any Specific Conveyance and (vii) all federal, state and local income tax liabilities attributable to the operation of the Assets at or prior to the Effective Time, including any such income tax liabilities of the EXCO Group that may result from the consummation of the formation and contribution transactions involving the Partnership Group Members.

  Except for EXCO's indemnification obligation with respect to claims for Other Losses under clauses (i), (iii) or (iv) (other than North Coast Royalty Owner Litigation Losses and Anadarko Mid-Con Royalty Litigation Losses) of Section 4.3(a) made before the third anniversary of the Effective Date and claims for Other Losses under clause (vii) of Section 4.3(a) made prior to the 60th day following the expiration of the applicable statute of limitations, which obligation, in each case, shall not terminate, all indemnification obligations of EXCO with respect to Other Losses under clauses (i), (iii) or (iv) (other than North Coast Royalty Owner Litigation Losses or Anadarko Mid-Con Royalty Litigation Losses) of Section 4.3(a) shall terminate on the third anniversary of the Effective Date and all indemnification obligations with respect to Other Losses under clause (vii) of Section 4.3(a) shall terminate on the 60th day following the expiration of the applicable statute of limitations. All indemnification obligations of EXCO with respect to Other Losses under clauses (ii), (iv) (but only with respect to North Coast Royalty Owner Litigation

  Losses and Anadarko Mid-Con Royalty Litigation Losses), (v) and (vi) shall survive without limitation.

        4.4    Limitations Regarding Additional Indemnification by EXCO.    EXCO shall not have any obligation under clauses (i) and (iii) of Section 4.3(a) until all Other Losses exceed $1,000,000 in the aggregate, in which case such obligation shall extend to the first dollar of such Other Losses.

        4.5    Indemnification by MLP.    In addition to and not in limitation of the indemnification provided under the Partnership Agreement, MLP shall indemnify, defend and hold harmless the EXCO Group from and against any claims, losses and expenses (including court costs and reasonable attorney's and expert's fees) of any and every kind or character, known or unknown, fixed or contingent, suffered or incurred by the EXCO Group by reason of or arising out of events and conditions associated with the ownership or operation of the Assets and occurring after the Effective Time (other than Covered Environmental Losses and Covered Transfer Losses) unless such indemnification would not be permitted under any applicable provisions of the Partnership Agreement.

        4.6    Indemnification Procedures.

          (a)   The Indemnified Party agrees that promptly after it becomes aware of facts giving rise to a claim for indemnification under this Article IV, it will provide notice thereof in writing to the Indemnifying Party, specifying the nature of and specific basis for such claim.

          (b)   The Indemnifying Party shall have the right to control all aspects of the defense of (and any counterclaims with respect to) any claims brought against the Indemnified Party that are covered by the indemnification under this Article IV, including the selection of counsel, determination of whether to appeal any decision of any court and the settling of any such matter or any issues relating thereto; provided, however, that no such settlement shall be entered into without the consent (which consent shall not be unreasonably withheld, conditioned or delayed) of the Indemnified Party (with the concurrence of the Conflicts Committee in the case of the Partnership Group) unless it includes a full release of the Indemnified Party from such matter or issues, as the case may be, and does not include the admission of fault, culpability or a failure to act, by or on behalf of such Indemnified Party.

          (c)   The Indemnified Party agrees to cooperate fully with the Indemnifying Party, with respect to all aspects of the defense of any claims covered by the indemnification under this Article IV, including the prompt furnishing to the Indemnifying Party of any correspondence or other notice relating thereto that the Indemnified Party may receive, permitting the name of the Indemnified Party to be utilized in connection with such defense, the making available to the Indemnifying Party of any files, records or other information of the Indemnified Party that the Indemnifying Party considers relevant to such defense and the making available to the Indemnifying Party, at no cost to the Indemnifying Party, of any employees of the Indemnified Party; provided, however, that in connection therewith the Indemnifying Party agrees to use reasonable efforts to minimize the impact thereof on the operations of the Indemnified Party and further agrees to endeavor to maintain the confidentiality of all files, records and other information furnished by the Indemnified Party pursuant to this Section 4.6. In no event shall the obligation of the Indemnified Party to cooperate with the Indemnifying Party as set forth in the immediately preceding sentence be construed as imposing upon the Indemnified Party an obligation to hire and pay for counsel in connection with the defense of any claims covered by the indemnification set forth in this Article IV; provided, however, that the Indemnified Party may, at its own option, cost and expense, hire and pay for counsel in connection with any such defense. The Indemnifying Party agrees to keep any such counsel hired by the Indemnified Party informed as to the status of any such defense, but the Indemnifying Party shall have the right to retain sole control over such defense.

          (d)   In determining the amount of any loss, cost, damage or expense for which the Indemnified Party is entitled to indemnification under this Agreement, the gross amount of the indemnification will be reduced by (i) any insurance proceeds realized by the Indemnified Party, net of any related incremental insurance premiums that become due and payable by the Indemnified Party as a result of the associated claim, (ii) the amount of tax benefits received by the Indemnified Party with respect to such loss, cost, damage or expense and (iii) all amounts recovered by the Indemnified Party under contractual indemnities from third Persons.

          (e)   The date on which the Indemnifying Party receives notification of a claim for indemnification shall determine whether such claim is timely made.

ARTICLE V
RIGHT OF FIRST OFFER

        5.1    EXCO Right of First Offer.    For as long as the MLP remains an Affiliate of EXCO, and subject to the applicable provisions of the OLP Credit Agreement, if any Partnership Group Member (the "Partnership Disposing Party") desires to Transfer any EXCO Subject Assets, the Partnership Disposing Party shall provide the EXCO Group a right of first offer to acquire such EXCO Subject Assets pursuant to the procedures set forth below.

          (a)   The Partnership Disposing Party, with the approval of the Conflicts Committee, shall deliver a written offer (the "Partnership Disposing Party Offer") to EXCO, on behalf of the EXCO Group, which Partnership Disposing Party Offer shall describe the EXCO Subject Assets, the purchase price (payable in cash) at which it wishes to sell the EXCO Subject Assets and the proposed terms of sale. The Partnership Disposing Party Offer shall constitute a binding offer to sell the EXCO Subject Assets to the EXCO Group on the terms set forth therein.

          (b)   EXCO, on behalf of the EXCO Group, shall have a period of 30 days (the "EXCO Negotiation Period") from the date of the Partnership Disposing Party Offer to accept the Partnership Disposing Party Offer or negotiate alternative terms of sale acceptable to EXCO, on behalf of the EXCO Group, and the Partnership Disposing Party, with the approval of the Conflicts Committee.

          (c)   If the Partnership Disposing Party, with the approval of the Conflicts Committee, and EXCO, on behalf of the EXCO Group, agree upon the terms of sale for the EXCO Subject Assets prior to the expiration of the EXCO Negotiation Period, such Parties shall enter into definitive documentation to effect such transfer, which shall be closed within 30 days after the end of the EXCO Negotiation Period or such longer period as may be reasonably necessary to complete a stockholder vote by EXCO (if required) or a financing (if required) or to obtain any required consents.

          (d)   If, at the end of the EXCO Negotiation Period, the Partnership Disposing Party, with the approval of the Conflicts Committee, and EXCO, on behalf of the EXCO Group, each acting in good faith, have not agreed upon the terms of sale for the EXCO Subject Assets, or if the Transfer is not timely completed pursuant to Section 5.1(c), the Partnership Disposing Party may thereafter (i) Transfer the EXCO Subject Assets (subject to any changes in form or condition, financial or otherwise, which in the opinion of the Partnership Disposing Party, acting in good faith, are not material taken as a whole) to a bona fide third party dealing at arm's length with the Partnership Disposing Party (a "Partnership Third Party Transferee") at a price and on terms and conditions that, taken as a whole, in the reasonable opinion of the Partnership Disposing Party are not more favorable to the Partnership Third Party Transferee than those contained in the Partnership Disposing Party Offer taking into account any alternative terms proposed by EXCO or (ii) conduct a bona fide auction for the EXCO Subject Assets, seeking offers to be submitted to the Partnership Disposing Party by a specified date (the "Partnership Offer Date") from two or more Partnership Third Party Transferees and, if EXCO so desires, from EXCO, on behalf of the EXCO Group (each, a "Partnership Offer"), for consideration by the Partnership Disposing Party.

          (e)   If the Partnership Disposing Party conducts an auction pursuant to Section 5.1(d), the Partnership Disposing Party may accept the Partnership Offer that the Partnership Disposing Party, acting in good faith, determines is the best Partnership Offer. If EXCO does not submit a Partnership Offer on behalf of the EXCO Group or its Partnership Offer is not accepted by the Partnership Disposing Party, the EXCO Group thereafter waives all rights to the purchase of the EXCO Subject Assets, provided that the Partnership Disposing Party and the Partnership Third Party Transferee consummate the Transfer of the EXCO Subject Assets within 90 days from the expiration of the EXCO Negotiation Period.

          (f)    If the Partnership Disposing Party and the Partnership Third Party Transferee fail to consummate the Transfer of the EXCO Subject Assets within 90 days from the expiration of the EXCO Negotiation Period, the EXCO Group's rights under this Article V with respect to the EXCO Subject Assets shall again become effective, and the Partnership Disposing Party shall not thereafter Transfer any of the EXCO Subject Assets without first offering such assets to the EXCO Group in the manner provided in this Section 5.1.

          (g)   Upon any Transfer to a Third-Party Transferee, subject to paragraph (d) above, the Partnership Disposing Party shall deliver to EXCO, on behalf of the EXCO Group, a copy of the documents evidencing such Transfer.

ARTICLE VI
TITLE MATTERS

        6.1    Encumbrances.

          (a)   Except to the extent otherwise provided in Article III or any document executed in connection with this Agreement including, without limitation, the Administrative Services Agreement, the Master Operating Agreement and the Deep Rights Farmout Agreement, the contribution and conveyance (by operation of Law or otherwise) of the various assets as reflected in this Agreement (collectively, the "Assets") are made expressly subject to the Permitted Encumbrances.

          (b)   To the extent that certain jurisdictions in which the Assets are located may require that documents be recorded in order to evidence the transfers of title reflected in this Agreement, then the provisions set forth in Section 6.1(a) immediately above shall also be applicable to the conveyances under such documents.

        6.2    Disclaimer of Warranties; Subrogation; Waiver of Bulk Sales Laws.

          (a)   EXCEPT TO THE EXTENT EXPRESSLY PROVIDED IN THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, THE ADMINISTRATIVE SERVICES AGREEMENT, THE MASTER OPERATING AGREEMENT, THE DEEP RIGHTS FARMOUT AGREEMENT AND ANY OF THE WELLBORE ASSIGNMENTS, THE PARTIES ACKNOWLEDGE AND AGREE THAT NONE OF THE PARTIES HAS MADE, DOES NOT MAKE, AND EACH SUCH PARTY SPECIFICALLY NEGATES AND DISCLAIMS, ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, ORAL OR WRITTEN, PAST OR PRESENT, INCLUDING, WITHOUT LIMITATION, THOSE REGARDING (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE ASSETS INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL, GEOLOGY OR ENVIRONMENTAL CONDITION OF THE ASSETS GENERALLY, INCLUDING THE PRESENCE OR LACK OF HAZARDOUS SUBSTANCES OR OTHER MATTERS ON THE ASSETS, (B) THE INCOME TO BE DERIVED FROM THE ASSETS, (C) THE SUITABILITY OF THE ASSETS FOR ANY AND ALL ACTIVITIES AND USES

  THAT MAY BE CONDUCTED THEREON, (D) THE COMPLIANCE OF OR BY THE ASSETS OR THEIR OPERATION WITH ANY LAWS (INCLUDING WITHOUT LIMITATION ANY ZONING, ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS), OR (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE ASSETS. EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, THE ADMINISTRATIVE SERVICES AGREEMENT, THE MASTER OPERATING AGREEMENT, THE DEEP RIGHTS FARMOUT AGREEMENT AND ANY OF THE WELLBORE ASSIGNMENTS, THE PARTIES ACKNOWLEDGE AND AGREE THAT EACH HAS HAD THE OPPORTUNITY TO INSPECT THE RESPECTIVE ASSETS, AND EACH IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE RESPECTIVE ASSETS AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY ANY OF THE PARTIES. EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, THE ADMINISTRATIVE SERVICES AGREEMENT, THE MASTER OPERATING AGREEMENT, THE DEEP RIGHTS FARMOUT AGREEMENT AND ANY OF THE WELLBORE ASSIGNMENTS, NONE OF THE PARTIES IS LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE ASSETS FURNISHED BY ANY AGENT, EMPLOYEE, SERVANT OR THIRD PARTY. EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE ADMINISTRATIVE SERVICES AGREEMENT, THE MASTER OPERATING AGREEMENT, THE DEEP RIGHTS FARMOUT AGREEMENT AND ANY OF THE WELLBORE ASSIGNMENTS, EACH OF THE PARTIES ACKNOWLEDGES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE CONTRIBUTION OF THE ASSETS AS PROVIDED FOR HEREIN IS MADE IN AN "AS IS," "WHERE IS" CONDITION WITH ALL FAULTS, AND THE ASSETS ARE CONTRIBUTED AND CONVEYED SUBJECT TO ALL OF THE MATTERS CONTAINED IN THIS SECTION. THIS SECTION SHALL SURVIVE SUCH CONTRIBUTION AND CONVEYANCE OR THE TERMINATION OF THIS AGREEMENT. THE PROVISIONS OF THIS SECTION HAVE BEEN NEGOTIATED BY THE PARTIES AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE ASSETS THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE, EXCEPT AS SET FORTH IN THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, THE ADMINISTRATIVE SERVICES AGREEMENT, THE MASTER OPERATING AGREEMENT, THE DEEP RIGHTS FARMOUT AGREEMENT AND ANY OF THE WELLBORE ASSIGNMENTS.

          (b)   To the extent that certain jurisdictions in which the Assets are located may require that documents be recorded in order to evidence the transfers of title reflected in this Agreement, then the disclaimers set forth in Section 6.2(a) immediately above shall also be applicable to the conveyances under such documents.

          (c)   The contributions of the Assets under this Agreement are made with full rights of substitution and subrogation of the respective Parties receiving such contributions, and all persons claiming by, through and under such Parties, to the extent assignable, in and to all covenants and warranties by the predecessors-in-title of the Parties contributing the Assets, and with full subrogation of all rights accruing under applicable statutes of limitation and all rights of action of warranty against all former owners of the Assets.

          (d)   Each of the Parties agrees that the disclaimers contained in this Section 6.2 are "conspicuous" disclaimers. Any covenants implied by statute or Law by the use of the words "grant," "contribute," "distribute," "convey," "bargain," "sell," "assign," "transfer," "deliver," or "set over" or any of them or any other words used in this Agreement or any exhibits hereto are hereby expressly disclaimed, waived or negated.

          (e)   Each of the Parties hereby waives compliance with any applicable bulk sales law or any similar law in any applicable jurisdiction in respect of the transactions contemplated by this Agreement.

ARTICLE VII
FURTHER ASSURANCES; GOVERNMENTAL CONSENTS; AUTHORIZATION

        7.1    Further Assurances.    From time to time after the date hereof, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own or have the right to use all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, or (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended so to be and to more fully and effectively carry out the purposes and intent of this Agreement.

        7.2    Other Assurances.    From time to time after the date hereof, and without any further consideration, each of the Parties shall execute, acknowledge and deliver all such additional instruments, notices and other documents, and will do all such other acts and things, all in accordance with applicable Law, as may be necessary or appropriate to more fully and effectively carry out the purposes and intent of this Agreement. Without limiting the generality of the foregoing, the Parties acknowledge that the Parties have used their good faith efforts to attempt to identify all of the assets being contributed to MLP or its subsidiaries as required in connection with the consummation of the transactions contemplated by this Agreement. To the extent assets that were intended to be transferred but that were not transferred are identified at a later date, the Parties shall take the appropriate actions required in order to convey all such assets to the appropriate members of the Partnership Group. Likewise, to the extent that assets are identified at a later date that were not intended by the parties to be conveyed to certain Parties, the Parties shall take the appropriate actions required in order to convey all such assets to the appropriate Party.

        7.3    Governmental Consents.    Without further consideration, the Parties agree to prepare and file with the appropriate Governmental Authorities such applications for Consents as may be required to carry out the purposes and intent of this Agreement and the transactions contemplated hereby and shall diligently and expeditiously prosecute, and shall cooperate fully with each other in the prosecution of, such matters.

        7.4    Authorization, Execution and Delivery of this Agreement.    EXCO represents, warrants and agrees that this Agreement has been duly authorized, executed and delivered by EXCO and is a valid and legally binding agreement of EXCO, enforceable against EXCO in accordance with its terms, provided that, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

ARTICLE VIII
POWERS OF ATTORNEY

        8.1    Contributing Parties.    Each of the Parties that is a transferor with respect to any Pre-Closing Assignment or any of the Closing Assignments and Assumptions (each, a "Contributing Party") hereby constitutes and appoints the Party that is the transferee in the relevant Pre-Closing Assignment or Closing Assignment and Assumption and its successors and assigns (the "Receiving Party"), its true and lawful attorney-in-fact with full power of substitution for it and in its name, place and stead or otherwise on behalf of the applicable Contributing Party and its successors and assigns, and for the benefit of the applicable Receiving Party and its successors and assigns, to demand and receive from time to time the applicable Assets contributed and to execute in the name of the applicable Contributing Party and its successors and assigns instruments of conveyance, instruments of further assurance and to give receipts and releases in respect of the same, and from time to time to institute and prosecute in the name of the applicable Contributing Party for the benefit of the applicable Receiving Party as may be appropriate, any and all proceedings at law, in equity or otherwise which the applicable Receiving Party and its successors and assigns, may deem proper in order to (A) collect, assert or enforce any claims, rights or titles of any kind in and to the applicable Assets, (B) defend and compromise any and all actions, suits or proceedings in respect of any of the applicable Assets and (C) do any and all such acts and things in furtherance of this Agreement as the applicable Receiving Party or its successors or assigns shall deem advisable. Each Contributing Party hereby declares that the appointments hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable and perpetual and shall not be terminated by any act of any Contributing Party or its successors or assigns or by operation of law.

ARTICLE IX
MISCELLANEOUS

        9.1    Order of Completion of Transactions.    The transactions provided for in Article II (except as otherwise noted) of this Agreement shall be completed or be deemed to have been completed, as the case may be, at the Effective Time in the following order (the completion of each such transaction being conditioned on the concurrent completion of the other transactions).

          (a)   First, the transactions provided for in Article II shall be completed in the order set forth therein;

          (b)   Second, the transactions provided for in Section 3.1 shall be completed contemporaneously with the transactions provided for in Section 2.6;

          (c)   Third, the transactions provided for in Section 3.2 shall be completed contemporaneously with the transactions provided for in Section 2.7;

          (d)   Fourth, the transactions provided for in Section 3.3 shall be completed contemporaneously with the transactions provided for in Section 2.8; and

          (e)   Fifth, the transactions provided for in Section 3.4, Section 3.5, Section 3.6 and Section 3.7 shall be completed contemporaneously with the transactions provided for in Section 2.11.

        9.2    Consents; Restriction on Assignment.    If there are prohibitions against or conditions to the contribution and conveyance of one or more of the Assets without the prior written consent of third parties, including, without limitation, Governmental Authorities (other than consents of a ministerial nature which are normally granted in the ordinary course of business), which if not satisfied would result in a breach of such prohibitions or conditions or would give an outside party the right to terminate rights of the Party to whom the applicable Assets were intended to be conveyed (the "Beneficial Owner") with respect to such portion of the Assets (herein called a "Restriction"), then any provision contained in this Agreement to the contrary notwithstanding, the transfer of title to or interest in each such portion of the Assets (herein called the "Restricted Asset") shall not become effective unless and until such Restriction is satisfied, waived or no longer applies. When and if such a Restriction is so satisfied, waived or no longer applies, to the extent permitted by applicable Law and any applicable contractual provisions, the assignment of the Restricted Asset subject thereto shall become effective automatically as of the Effective Time, without further action on the part of any Party. Each of the applicable Parties that were involved with the conveyance of a Restricted Asset agrees to use its commercially reasonable efforts to obtain on a timely basis satisfaction of any Restriction applicable to any Restricted Asset conveyed by or acquired by any of them. The description of any portion of the Assets as a "Restricted Asset" shall not be construed as an admission that any Restriction exists with respect to the transfer of such portion of the Assets. In the event that any Restricted Asset exists, the applicable Party agrees to continue to hold such Restricted Asset in trust for the exclusive benefit of the applicable Party to whom such Restricted Asset was intended to be conveyed and to otherwise use its commercially reasonable efforts to provide such other Party with the benefits thereof, and the party holding such Restricted Asset will enter into other agreements, or take such other action as it may deem necessary, in order to ensure that the applicable Party to whom such Restricted Asset was intended to be conveyed has the assets and concomitant rights necessary to enable the applicable Party to operate such Restricted Asset in all material respects as it was operated prior to the Effective Time.

        9.3    Costs.    OLP shall pay all sales, use and similar taxes arising out of the contributions, conveyances and deliveries to be made under the Specific Conveyances and hereunder, and shall pay all documentary, filing, recording, transfer, deed, and conveyance taxes and fees required in connection therewith. In addition, OLP shall be responsible for all costs, liabilities and expenses (including court costs and reasonable attorneys' fees) incurred in connection with the satisfaction or waiver of any Restriction pursuant to Section 9.2 to the extent that such Restriction was disclosed to OLP at or before the Effective Time.

        9.4    Notices.    All notices or other communications required or permitted under, or otherwise in connection with, this Agreement must be in writing and must be given by depositing same in the U.S. mail, addressed to the Person to be notified, postpaid and registered or certified with return receipt requested or by transmitting by national overnight courier or by delivering such notice in person or by facsimile to such Party. Notice given by mail, national overnight courier or personal delivery shall be effective upon actual receipt. Notice given by facsimile shall be effective upon confirmation of receipt when transmitted by facsimile if transmitted during the recipient's normal business hours or at the beginning of the recipient's next business day after receipt if not transmitted during the recipient's normal business hours. All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address, in each case as follows:

    If to any member of the EXCO Group:

    EXCO Resources, Inc.

    12377 Merit Drive, Suite 1700
    Attention: General Counsel
    Fax: (214) 706-3409

    If to any Partnership Group Member:

    EXCO GP Partners, LP

    12377 Merit Drive, Suite 1700
    Attention: General Counsel
    Fax: (214) 706-3409

        9.5    Headings; References; Interpretation.    All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including without limitation, all Schedules attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections and Schedules shall, unless the context requires a different construction, be deemed to be references to the Articles, Sections and Schedules of this Agreement, respectively, and all such Schedules attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word "including" following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation," "but not limited to," or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

        9.6    Assignment; Successors and Assigns.    No Party hereto may sell, assign, transfer or convey any of its rights, or delegate any of its obligations, under this Agreement to any person without the prior written consent of the other Parties hereto provided, that any Partnership Group Member may assign all of its right, title and interests under this Agreement to secure debt for borrowed money and other obligations, including guarantees of such debt. The Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

        9.7    No Third Party Rights.    The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

        9.8    Counterparts.    This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the Parties.

        9.9    Governing Law; Submission to Jurisdiction.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas applicable to contracts made and to be performed wholly within such state without giving effect to conflict of law principles thereof, except to the extent that it is mandatory that the law of some other jurisdiction, wherein the Assets are located, shall apply. The Parties hereby submit to the jurisdiction of the state and federal courts of the State of Texas sitting in Dallas County, Texas.

        9.10    Severability.    If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

        9.11    Deed; Bill of Sale; Assignment.    To the extent required and permitted by applicable law, this Agreement shall also constitute a "deed," "bill of sale" or "assignment" in respect of the Closing Assignments.

        9.12    Amendment or Modification.    This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto; provided, however, that, if at the time of such amendment or modification the limited partner interests of MLP are listed or traded on an

"exchange," as defined in Section 4(a)(1) of the Securities Exchange Act of 1934, as amended, such amendment or modification must be approved by the Conflicts Committee unless the General Partner determines in good faith that such amendment or modification will not adversely affect the Limited Partners in any material respect.

        9.13    Integration.    This Agreement, the instruments referenced herein, the Administrative Services Agreement, the Master Operating Agreement and the Deep Rights Farmout Agreement, supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to the subject matter hereof. This Agreement, such instruments, the Administrative Services Agreement, the Master Operating Agreement and the Deep Rights Farmout Agreement, contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the Parties after the date of this Agreement.

        9.14    Waiver.    No failure by any Party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

        9.15    Laws and Regulations.    Notwithstanding any provision of this Agreement to the contrary, no Party hereto shall be required to take any act, or fail to take any act, under this Agreement if the effect thereof would be to cause such Party to be in violation of any applicable Law.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

EXCO RESOURCES, INC., a Texas corporation

By:
Name:
Title:

EXCO APPALACHIA, INC., a Delaware corporation

By:
Name:
Title:

EXCO SERVICES, INC., a Delaware corporation

By:
Name:
Title:

EXCO PARTNERS GP LP, LLC, a Delaware limited liability company

By:
Name:
Title:

Signature Page 1 of 4 to the
Contribution, Conveyance and Assumption Agreement

EXCO GP PARTNERS, LP, a Delaware limited partnership

By:	EXCO PARTNERS GP LP, LLC, a Delaware limited liability company, its sole general partner

By:
Name:
Title:

EXCO PARTNERS, LP, a Delaware limited partnership

By:	EXCO GP PARTNERS, LP, a Delaware limited partnership, its sole general partner

By:	EXCO PARTNERS GP LP, LLC, a Delaware limited liability company, its sole general partner

By:
Name:
Title:

EXCO PARTNERS MLP LP, LLC, a Delaware limited liability company

By:
Name:
Title:

EXCO PARTNERS OPERATING GP, LLC, a Delaware limited liability company

By:
Name:
Title:

EXCO PARTNERS OPERATING MLP, LP, a Delaware limited partnership

By:	EXCO PARTNERS OPERATING GP, LLC, a Delaware limited liability company, its sole general partner

By:
Name:
Title:

EXCO USA GP, LLC, a Delaware limited liability company

By:
Name:
Title:

Signature Page 2 of 4 to the
Contribution, Conveyance and Assumption Agreement

EXCO OPERATING USA, LP, a Delaware limited partnership

By:	EXCO USA GP, LLC, a Delaware limited liability company, its sole general partner

By:
Name:
Title:

WINCHESTER PRODUCTION COMPANY, LTD., a Texas limited partnership

By:	VAUGHAN DE, LLC, a Delaware limited liability company, its sole general partner

By:
Name:
Title:

EXCO PARTNERS OPERATING PARTNERSHIP, LP, a Delaware limited partnership

By:	EXCO PARTNERS OLP GP, LLC, a Delaware limited liability company, its sole general partner

By:
Name:
Title:

NORTH COAST ENERGY, LLC, a Delaware limited liability company

By:
Name:
Title:

NORTH COAST ENERGY EASTERN, LLC, a Delaware limited liability company

By:
Name:
Title:

Signature Page 3 of 4 to the
Contribution, Conveyance and Assumption Agreement

POWER GAS MARKETING & TRANSMISSION, LLC, a Delaware limited liability company

By:
Name:
Title:

Signature Page 4 of 4 to the
Contribution, Conveyance and Assumption Agreement

EXHIBIT A

FORM OF WELLBORE ASSIGNMENT

A-1

Schedule 2.1

List of Winchester MLP Assets

Schedule 2.2

List of EPOP MLP Assets

Schedule 2.5

List of EXCO MLP Assets

Schedule 2.6

List of Eastern EXCO Assets

Schedule 2.7

List of North Coast Marketing Contracts

Schedule 3

EXCO Well Schedule

QuickLinks

FORM OF CONTRIBUTION, CONVEYANCE, ASSUMPTION AND INDEMNIFICATION AGREEMENT EXCO PARTNERS, LP
TABLE OF CONTENTS
CONTRIBUTION, CONVEYANCE, ASSUMPTION AND INDEMNIFICATION AGREEMENT
RECITALS
ARTICLE I DEFINITIONS, SCHEDULES; RECORDATION
ARTICLE II CONTRIBUTIONS, DISTRIBUTIONS, CONVERSIONS, REPRESENTATIONS AND WARRANTIES
ARTICLE III ASSUMPTION OF CERTAIN LIABILITIES
ARTICLE IV INDEMNIFICATION
ARTICLE V RIGHT OF FIRST OFFER
ARTICLE VI TITLE MATTERS
ARTICLE VII FURTHER ASSURANCES; GOVERNMENTAL CONSENTS; AUTHORIZATION
ARTICLE VIII POWERS OF ATTORNEY
ARTICLE IX MISCELLANEOUS
EXHIBIT A FORM OF WELLBORE ASSIGNMENT
Schedule 2.1 List of Winchester MLP Assets
Schedule 2.2 List of EPOP MLP Assets
Schedule 2.5 List of EXCO MLP Assets
Schedule 2.6 List of Eastern EXCO Assets
Schedule 2.7 List of North Coast Marketing Contracts
Schedule 3 EXCO Well Schedule